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Exhibit 4(b)

ISSUING AND PAYING AGENCY AGREEMENT

between

CITY NATIONAL BANK

as Issuer,

and

Continental Stock Transfer & Trust Company

as Issuing and Paying Agent,

Dated as of January 7, 1998

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EXHIBITS

Exhibit A-l	Form of Global Note representing Short-Term Fixed Rate Notes
Exhibit A-2	Form of Global Note representing Medium-Term Fixed Rate Notes
Exhibit B-l	Form of Global Note representing Short-Term Floating Rate Notes
Exhibit B-2	Form of Global Note representing Medium-Term Floating Rate Notes
Exhibit C	Bank Certificate re Authorized Representatives
Exhibit D	Administrative Procedures

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        This Issuing and Paying Agency Agreement dated as of January 7, 1998, between CITY NATIONAL BANK, a national banking association (the "Issuer"), and Continental Stock Transfer & Trust Company, a New York corporation, as issuing and paying agent (in such capacity, the "Issuing and Paying Agent").

        WHEREAS the Issuer proposes to issue and sell from time to time its bank notes (the "Notes") none of which is currently outstanding as of the date hereof;

        WHEREAS the Notes may be issued as "Senior Bank Notes", which will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer (other than deposits, to the extent provided by federal law and any applicable state law), or as "Subordinated Bank Notes", which will be subordinated to all present and future claims of depositors and general creditors of the Issuer;

        WHEREAS the Notes will be offered for sale by the Issuer through one or more distributors or underwriters for the Issuer (the "Underwriters"), or through one or more additional agents which the Issuer may appoint after notice to the Issuing and Paying Agent and may also be sold by the Issuer to one or more such Underwriters or additional agents as principals for resale to investors or by the Issuer directly to investors;

        NOW, THEREFORE, the parties agree as follows:

ARTICLE I
APPOINTMENT

        Section 1.1    Appointment of Issuing and Paying Agent.    The Issuing and Paying Agent is hereby appointed as issuing and paying agent for the Notes on the terms and conditions specified in this Agreement, and the Issuing and Paying Agent hereby accepts such appointment. No series of Notes shall become subject to this Agreement until the Global Note (as defined below) evidencing the same shall be executed by the Issuer and authenticated by the Issuing and Paying Agent as herein provided.

ARTICLE II
THE NOTES

        Section 2.1    Form of Notes.    Upon issuance, and subject to the provisions of Section 2.4 hereof, all Fixed Rate Notes having the same Issuance Date, Interest Rate, Interest Payment Dates, Redemption Date(s) (if any), redemption terms (if any), ranking and Maturity Date will be represented by a single note certificate and all Floating Rate Notes having the same Issue Date, Initial Interest Rate, Interest Rate Basis, Index Maturity, Spread (if any), Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), Interest Reset Dates, Interest Reset Period, Redemption Date(s) (if any), redemption terms (if any), Interest Payment Dates, Interest Payment Period, Maturity Date and ranking which are Senior Bank Notes or Subordinated Bank Notes, as the case may be, will be represented by a single note certificate, each such note certificate hereinafter called a "Global Note." All Global Notes shall be registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary"). All Global Notes representing Fixed Rate Notes shall be in the form attached hereto as Exhibit A-l (for Global Notes with maturities from 7 days to 1 year ("Short-Term Notes")) or A-2 (for Global Notes with maturities from 1 year to 30 years ("Medium-Term Notes"), and all Global Notes representing Floating Rate Notes shall be in the form attached hereto as Exhibit B-l (for Short-Term Notes) or B-2 (for Medium-Term Notes). Beneficial interests in Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants.

        Section 2.2    Certificates of Authorized Representatives of the Issuer.    From time to time, the Issuer shall furnish the Issuing and Paying Agent with a certificate in the form attached hereto as Exhibit C

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certifying the incumbency and specimen signatures of representatives of the Issuer authorized to instruct the Issuing and Paying Agent on the Issuer's behalf regarding the completion and delivery of the Notes (each an "Authorized Representative"). The Issuing and Paying Agent shall rely on a subsequent incumbency certificate of the Issuer delivered to the Issuing and Paying Agent for purposes of determining the Authorized Representatives, effective upon the receipt thereof by the Issuing and Paying Agent. The Issuing and Paying Agent shall have no responsibility to the Issuer to determine whether a signature of an Authorized Representative is genuine or if such signature resembles the specimen signature of such Authorized Representative on such certificate.

        Section 2.3    Completion, Authentication and Delivery.

        (a)  All Global Notes shall be issued and delivered in accordance with this Agreement, the Global Notes, a Medium-Term Note Letter of Representations in customary form from the Issuer and the Issuing and Paying Agent to the Depositary, a Short-Term Note Letter of Representations in customary form from the Issuer and the Issuing and Paying Agent to the Depositary, and a Note Certificate Agreement between the Issuing and Paying Agent and the Depositary in customary form (the "Additional Agreements"), and to the extent not inconsistent therewith or herewith, the administrative procedures attached hereto as Exhibit D. The Additional Agreements shall be executed and delivered at the time each such series of Notes is to be issued by the Issuer. However, in the event of a conflict, the terms of the Global Notes shall govern. All instructions regarding the completion and delivery of Notes shall be given by an Authorized Representative by telex, telecopy, electronic means or other means acceptable to the Issuing and Paying Agent. Upon receipt of instructions as described in the preceding sentence, the Issuing and Paying Agent shall:

          (1)  complete a Global Note or Notes representing one or more Notes in accordance with such instructions;

          (2)  manually countersign and authenticate such Global Note or Notes by any one of the officers or employees of the Issuing and Paying Agent duly authorized and designated by it for such purpose; and

          (3)  deliver such Global Note to the Depositary or pursuant to the Depositary's instructions.

        (b)  If any Note has been countersigned by one of the Issuing and Paying Agent's officers who was duly authorized for such purpose but who is not so designated at the time said Note is to be paid, the Issuing and Paying Agent is authorized and will pay the Note notwithstanding that the authority of said officer has been terminated between the time of execution and the time of payment.

        (c)  In the event a discrepancy exists between the instructions as originally received by the Issuing and Paying Agent and any subsequent written confirmation thereof, such subsequent written confirmation will be deemed controlling.

        (d)  Should the Issuing and Paying Agent at any time request or receive an opinion of its counsel (which includes internal counsel) concerning its duties hereunder, it shall be free to act upon the advice contained in such opinion and shall be relieved of any liability under this Agreement in so acting, provided that the Issuing and Paying Agent gives prompt notice to the Issuer of any such action to be taken upon the advice contained in any such opinion.

        (e)  All instructions must be received by the Issuing and Paying Agent by 2:00 p.m., New York City time, on the second Market Day preceding the original issue date. For purposes hereof, the term "Market Day" shall mean (a) any day that is not a Saturday or Sunday and that, in the City of New York or the State of California is not a day on which banking institutions or trust companies are generally authorized or obligated by law or executive order to close and (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

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        (f)    The Issuing and Paying Agent shall incur no liability to the Issuer in acting hereunder upon instructions contemplated hereby which the recipient thereof believed in good faith to have been given by an Authorized Representative.

        (g)  Each instruction given to the Issuing and Paying Agent in accordance with this Section 2.3 shall constitute a representation and warranty to the Issuing and Paying Agent by the Issuer that the issuance and delivery of the Note or Notes to which the instruction relates have been duly and validly authorized by the Issuer, that such Note or Notes when completed, countersigned, authenticated and delivered pursuant hereto, will constitute valid and legally binding obligations of the Issuer, and that the Issuing and Paying Agent's appointment to act for the Issuer hereunder has been duly authorized by all necessary corporate action.

        (h)  The Issuer further represents and warrants to the Issuing and Paying Agent that it has full corporate power and authority and is duly authorized to enter into the Agreement and to perform the terms hereof.

        Section 2.4    Denominations.    Except as provided in Section 2.5(b), the Notes shall be issuable only in book-entry form, without coupons, in denominations of $250,000 and any amount in excess thereof which is an integral multiple of $1,000. If the principal amount of any issue of Notes exceeds $200,000,000, a separate Global Note shall be issued for each $200,000,000 of principal amount of Notes and an additional Global Note shall be issued with respect to any remaining principal amount in accordance with the Additional Agreements.

        Section 2.5    Proceeds of Sale of the Notes; Resignation by the Depositary.

        (a)  Funds received in payment for Notes shall be credited to the Issuer's account.

        (b)  If at any time (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for the Notes or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Issuer within ninety days after the effective date of the Depositary's ceasing to act as depositary for the Issuer's Notes, (ii) the Issuer, at its option, notifies the Issuing and Paying Agent in writing that it elects to cause the issuance of Notes in definitive certificated form or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the Notes, the Issuer will execute, and the Issuing and Paying Agent will, upon the execution of the then standard form of the Issuing and Paying Agent's agreement for certificated securities and upon receipt of instructions in writing from the Issuer, authenticate and deliver Notes of like tenor and terms in definitive, certificated form in an aggregate principal amount equal to the principal amount of the Global Notes then outstanding in exchange for such Global Notes. Any such certificated Notes will be issued in fully registered form to the persons designated by the Depositary as the beneficial owners thereof, without coupons, in denominations of $250,000 or any amount in excess thereof which is an integral multiple of $1,000.

        Section 2.6    Registration, Registration of Transfer and Exchange. The Issuing and Paying Agent shall, so long as any of the Notes remain outstanding, maintain all records as may be customary, including all forms of transfer for the Global Notes and shall:

        (a)  Keep at its corporate trust office in New York, New York, a register (the "Note Register") in such form as the Issuing and Paying Agent may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Notes and of transfers thereof;

        (b)  Maintain records showing for each outstanding Note the principal amount, maturity date, interest rate or interest rate basis and other terms thereof; the date of original issue and all subsequent transfers and consolidations or exchanges; provided that the Issuing and Paying Agent shall have no

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responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and it shall be fully protected in acting or refraining from acting on any such information provided by the Depositary.

        (c)  Procure that all Notes presented for transfer shall be duly endorsed or be accompanied by a written instrument of transfer.

        (d)  Procure that each Note shall bear an original issue date which shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note regardless of the date of issuance of any such subsequently issued Note. The Issuing and Paying Agent shall not be required to register the transfer of or exchange any Note after notice calling such Note or portion thereof for redemption has been mailed or during the fifteen-day period next preceding the mailing of a notice of redemption of any Note.

        Section 2.7    Persons Deemed Owners.    Prior to due presentment of a Note for registration or transfer, the Issuer, the Issuing and Paying Agent and any other agent of the Issuer or the Issuing and Paying Agent may treat the person in whose name such Note is registered in the Note Register (the "Holder") as the owner of the Note for the purpose of receiving payments of principal and interest, if any, and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer nor the Issuing and Paying Agent shall be affected by notice to the contrary. For purposes of this Agreement, the Holder of any Global Note shall be and shall be deemed to be the Holder of the Notes represented by such Global Note.

        Section 2.8    Cancellation of Unissued Global Notes.    Promptly upon the written request of the Issuer, the Issuing and Paying Agent shall cancel and return to the Issuer all unissued Global Notes so requested in its possession.

        Section 2.9    Mutilated, Lost, Stolen or Destroyed Notes.    The Issuing and Paying Agent shall obtain the replacement of mutilated, lost, stolen or destroyed Notes in accordance with the custom and usage of the financial industry.

        Section 2.10    Notices of Default.    The Issuer will promptly notify the Issuing and Paying Agent of the occurrence of any Event of Default with respect to any of the Notes and provide copies of such notice in reasonable quantities as requested by the Issuing and Paying Agent. The Issuing and Paying Agent will promptly mail copies of the notice to the holders of the Notes as their addresses shall appear on the Note Register.

ARTICLE III
THE ISSUING AND PAYING AGENT

        Section 3.1    Payment of Notes.    Payment of principal, premium (if any) and interest on the Notes shall be made by the Issuing and Paying Agent to the registered Holder of the Notes in the manner and on the dates specified in the Notes from immediately available funds deposited by the Issuer with the Issuing and Paying Agent for such payments as provided in Section 3.3. The Issuing and Paying Agent shall have no obligation to use its own funds for any such payment or for any other purpose pursuant to this Agreement.

        Section 3.2    Information Regarding Amounts Payable.    The Issuing and Paying Agent shall, as soon as practicable after each Record Date for the payment of interest (other than interest payable at maturity) on any Note, but not later than five Market Days preceding the related Interest Payment Date, notify the Issuer of the interest to be paid on such Note on the related Interest Payment Date. In addition, the Issuing and Paying Agent shall (i) by the fifteenth day of each month furnish to the Issuer a list showing for each Note which matures in the next succeeding month the principal and interest

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payable at maturity of such Note (other than the interest on any Floating Rate Note with an interest rate which resets after such fifteenth day) and (ii) notify the Issuer of the interest payable at maturity of any such Floating Rate Note as soon as practicable after the final Interest Determination Date (as defined in such Note) for such Floating Rate Note.

        Section 3.3    Deposit of Funds.    The Issuer shall deposit or cause to be deposited by 12:30 p.m., New York City time, with the Issuing and Paying Agent (i) on each Interest Payment Date of a Note an amount in immediately available funds sufficient to pay the interest due on such date and (ii) on the Maturity Date or Redemption Date (if any) of each such Note (as such terms are defined in such Note) an amount in immediately available funds sufficient to pay the principal of such Note, the premium due thereon (if any) and the interest accrued thereon to such Maturity Date or Redemption Date (if any).

        Section 3.4    Money for Note Payments to Be Held in Trust.

        (a)  Subject to the provisions of subsection (b) of this Section 3.4, all money deposited with the Issuing and Paying Agent pursuant to Section 3.3 shall be held by it in trust for the benefit of the person or persons entitled thereto until such money is paid to such person or persons in accordance with the provisions of the Notes and this Agreement or otherwise disposed of as provided herein, but such money need not be segregated from other funds except to the extent required by law.

        (b)  Any money deposited with the Issuing and Paying Agent for the payment of the principal of, premium (if any) or interest on any Note that remains unclaimed for one month after such principal, premium (if any) or interest has become due and payable shall be paid to the Issuer, and the Holder thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Issuing and Paying Agent with respect to such money shall thereupon cease.

        Section 3.5    Additional Responsibilities.    If the Issuer shall ask the Issuing and Paying Agent to perform any duties not specifically set forth in this Agreement or in the Additional Agreements as duties of the Issuing and Paying Agent (the "Additional Responsibilities") and the Issuing and Paying Agent chooses to perform such Additional Responsibilities, the Issuing and Paying Agent shall be held to the same standard of care and shall be entitled to all the protective provisions (including, but not limited to, indemnification) set forth herein.

        Section 3.6    Miscellaneous.    Notwithstanding anything to the contrary herein or in the Additional Agreements,

        (a)  in paying Notes hereunder, the Issuing and Paying Agent shall be acting as a conduit and shall not be paying Notes for its own account, and in the absence of written notice from the Issuer, the Issuing and Paying Agent shall be entitled to assume that any such Note presented to it, or deemed presented to it, for payment, is entitled to be so paid;

        (b)  the Issuing and Paying Agent may become a purchaser, Holder, transferor or may otherwise own, hold or transfer any beneficial interest in any Notes and may commence or join in any action which a beneficial owner of a Note is entitled to take without any conflict with its responsibilities pursuant to this Agreement;

        (c)  the Issuing and Paying Agent shall not be required to invest any moneys delivered to it pursuant to this Agreement;

        (d)  the Issuing and Paying Agent shall have no liability for interest on any moneys received or held by it hereunder;

        (e)  the Issuing and Paying Agent shall not be responsible for the correctness of any recital herein or in the Notes or in any offering materials and makes no representations as to the validity of the Notes and shall incur no responsibility in respect thereto;

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        (f)    the Issuing and Paying Agent shall be protected in acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons; and

        (g)  any action taken by the Issuing and Paying Agent pursuant to this Agreement or the Additional Agreements upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Note shall be conclusive and binding upon all future Holders of the same Note and all Notes issued in exchange therefor or in place thereof.

        Section 3.7    Responsibility for Withholding.    The Issuing and Paying Agent shall have responsibility for withholding such taxes on interest paid and reporting income to the Holder(s) of the Notes as is required by law.

ARTICLE IV
CALCULATION OF INTEREST

        Section 4.1    Calculation of Floating Interest.    The Issuing and Paying Agent is hereby designated as calculation agent (in such capacity, the "Calculation Agent") for the purpose of calculating the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, LIBOR, the Treasury Rate, the J.J. Kenny Rate, the 11th District Cost of Funds Rate and the CMT Rate all in accordance with the terms of the Floating Rate Notes. Such duties shall be "Additional Responsibilities" as defined in Section 3.5 hereof.

        Section 4.2    Notice of Floating Rate Calculations.    As promptly as practicable after each Interest Determination Date for a Floating Rate Note, the Calculation Agent will notify the Issuer of the interest rate which will become effective on the next Interest Reset Date (as defined in such Floating Rate Note). Upon the request of the Holder of a Floating Rate Note, the Calculation Agent will provide to such Holder the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

ARTICLE V
LIABILITY AND INDEMNIFICATION

        Section 5.1    Liability.    The Issuing and Paying Agent's duties are ministerial in nature and the Issuing and Paying Agent shall not have any liability hereunder or under the Additional Agreements except in the case of its negligence or willful misconduct. IN NO EVENT SHALL THE ISSUING AND PAYING AGENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF THE ISSUING AND PAYING AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, INCLUDING WITHOUT LIMITATION, BREACH OF THIS CONTRACT OR TORT (INCLUDING NEGLIGENCE). The duties and obligations of the Issuing and Paying Agent shall be determined by the express provisions of this Agreement and it shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against it. Except as provided in Section 2.10, the Issuing and Paying Agent shall have no responsibility in the case of any default by the Issuer in the performance of the covenants contained in the Notes. The Issuing and Paying Agent may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any related loss, liability or expense. The Issuing and Paying Agent shall not be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not the Issuing and Paying Agent is also a

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party to such other agreements). Notwithstanding anything to the contrary herein, the Issuing and Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder. The Issuing and Paying Agent shall have no liability whatsoever to any person or entity if any agent fails to pay any Issuer for any Note in whole or in part.

        Section 5.2    Indemnification.    The Issuer agrees to indemnify and hold harmless the Issuing and Paying Agent, its officers, directors, employees, agents and any controlling persons from and against all losses, liabilities, obligations, claims, damages, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable legal fees and expenses) relating to or arising out of its performance of the Issuing and Paying Agent's duties under this Agreement, except to the extent they are caused by the negligence or willful misconduct of the Issuing and Paying Agent. In the event of resignation or removal of the Issuing and Paying Agent, any successor to the performance of the obligations of the Issuing and Paying Agent as specified in this Agreement shall be entitled to rely upon this indemnity and neither said successor nor the Issuer nor any Holder shall be entitled to a separate indemnity from the Issuing and Paying Agent. These indemnification obligations shall survive the termination of this Agreement and shall survive the resignation or removal of the Issuing and Paying Agent.

ARTICLE VI
RESIGNATION OR REMOVAL OF ISSUING AND PAYING AGENT

        Section 6.1    Resignation or Removal.    The Issuing and Paying Agent may at any time resign from its duties hereunder by giving written notice of resignation to the Issuer specifying the date on which such resignation shall become effective; provided, however, that such date shall not be less than twenty Market Days after such notice is given to the Issuer. The Issuer may at any time terminate this Agreement by giving written notice of such termination to the Issuing and Paying Agent specifying the date on which such termination shall be effective; provided, however, that such date shall be not less than ten Market Days after such notice is given to the Issuing and Paying Agent. Any termination or resignation hereunder shall not affect the Issuing and Paying Agent's right to the payment of fees earned or charges incurred through the effective date of such termination or resignation, as the case may be.

        Section 6.2    Successor Issuing and Paying Agent.    Upon the effective date of such resignation or termination, the Issuing and Paying Agent shall deliver any money then held by it pursuant to Section 3.4(a) to the successor appointed by the Issuer to serve as issuing and paying agent for the Notes and all liability of the predecessor Issuing and Paying Agent with respect to such money shall thereupon cease. The Issuing and Paying Agent shall also provide such successor with a copy of its records relating to the Notes as such successor shall reasonably request. However, the Issuing and Paying Agent shall not be required to deliver such materials to any location outside the United States of America and may retain copies of any records turned over for archival purposes. If such successor has not been appointed by the effective date of such resignation or termination, the Issuing and Paying Agent shall pay such money and deliver such records to the Issuer with the same effect as though such payment were made pursuant to Section 3.4(b). The delivery, transfer and assignment of such moneys and records by the Issuing and Paying Agent to its successor or the Issuer, as the case may be, shall be sufficient, without the requirement of any additional act or the requirement of any indemnity to be given by the Issuing and Paying Agent, to relieve the Issuing and Paying Agent of all further responsibility for the exercise of the rights or the performance of the obligations vested in the Issuing and Paying Agent pursuant to this Agreement.

        Section 6.3    Successor by Merger, etc.    Any corporation or association into which the Issuing and Paying Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its debt securities administration business as a whole, or any corporation or association

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resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Issuing and Paying Agent (including performing the duties of Calculation Agent) hereunder and shall be invested with all of the rights, powers, trusts, duties and obligations of the Issuing and Paying Agent hereunder, without the execution or filing of any instrument or any further act. The Issuing and Paying Agent shall provide notice to the Issuer of any such conversion, merger, consolidation, sale or transfer as soon as practicable after the Issuing and Paying Agent obtains knowledge that such event will occur or has occurred.

ARTICLE VII
MISCELLANEOUS

        Section 7.1    Compensation of the Issuing and Paying Agent.    The Issuer agrees to pay the Issuing and Paying Agent compensation for all services rendered by the Issuing and Paying Agent hereunder to the Issuer in such amounts and payable at such times as the Issuer and the Issuing and Paying Agent may agree to and to promptly reimburse the Issuing and Paying Agent for all reasonable out-of-pocket expenses (including counsel fees), disbursements and advances incurred or made by the Issuing and Paying Agent in the performance of its duties hereunder. The obligation of the Issuer pursuant to this Section 7.1 shall survive the termination of this Agreement, including any termination pursuant to any federal or state bankruptcy law, to the extent enforceable under applicable law.

        Section 7.2    Reliance on Opinions of Counsel.    The Issuing and Paying Agent shall have no liability to the Issuer in respect of an action taken or omitted by the Issuing and Paying Agent in good faith in reliance on an opinion of its counsel, including in-house counsel.

        Section 7.3    Notes Held by Issuing and Paying Agent.    The Issuing and Paying Agent, in its individual or other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not acting as issuing and paying agent hereunder.

        Section 7.4    Notices.    Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing or given via electronic media and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time.

If to the Issuer:	City National Bank
400 North Roxbury Drive, 5th Floor Beverly Hills, California 90210 Attention: General Counsel Telephone: (310) 888-6262 Telecopy: (310) 888-6232
with a copy to:	City National Bank
Finance Division 606 South Olive Street, 6th Floor Los Angeles, California 90014 Attention: Controller Telephone: (213) 347-2651 Telecopy: (213) 347-2645
If to the Issuing and
Paying Agent:	Continental Stock Transfer & Trust Company
2 Broadway New York, New York 10004 Attention: Corporate Trust Officer Telephone: (212) 509-4000 x218 Telecopy: (212) 509-5150

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        All notices shall be deemed given when received.

        Section 7.5    Parties.    Except for rights arising under Section 3.4(a), this Agreement is solely for the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, shall give to any other person including, without limitation, any beneficial owner of Notes, any benefits or any legal or equitable right, remedy or claim under this Agreement.

        Section 7.6    Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

        Section 7.7    Separability.    In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 7.8    Effect of Headings.    The table of contents and the article and section headings herein are for convenience of reference only and shall not affect the construction hereof.

        Section 7.9    Defined Terms.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the applicable Note.

        Section 7.10    Amendments, Modifications.    No amendment or modification of any provision of this Agreement or any Additional Agreement shall be effective unless the same shall be in writing and signed by all the parties hereto or thereto as applicable. Any such amendment or modification shall be effective only in the specific instance and for the purpose for which given.

        Section 7.11    Laws of Other Jurisdictions.    The Issuing and Paying Agent shall be under no obligation to keep itself apprised of or comply with any laws other than the laws of the State of New York and of the United States. To the extent that the Issuer requires that the laws of any other jurisdiction be complied with, the Issuing and Paying Agent shall rely on, and in so relying shall be held harmless by, the Issuer as to the requirements of such laws and shall not be required to make any independent investigation of such laws or their requirements.

        Section 7.12    Actions Due on Days other than Market Days.    If any date on which a payment, notice or other action required by this Agreement or any Additional Agreement falls on other than a Market Day, then that action or payment need not be taken or made on such date, but may be taken or made on the next succeeding Market Day on which the Issuing and Paying Agent is open for business with the same force and effect as if made on such date.

        Section 7.13    Agreement to Pay Attorneys' Fees and Other Expenses.    In the event the Issuer shall default under any of the provisions of this Agreement and/or any Additional Agreement affecting the rights or duties of the Issuing and Paying Agent and the Issuing and Paying Agent shall employ attorneys or incur other expenses for the enforcement of performance or observance of any such obligation or agreement, the Issuer agrees that it will on demand therefor pay to the Issuing and Paying Agent the reasonable fees of such attorneys and such other expenses incurred by the Issuing and Paying Agent.

        Section 7.14    Survival.    The Issuing and Paying Agent's rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement and any Additional Agreements.

        Section 7.15    Force Majeure.    The Issuing and Paying Agent shall not be liable for any failure or delays arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God and similar occurrences.

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        Section 7.16    Remedies.    Unless otherwise specified herein, in the event that either party breaches or violates any of the obligations contained in this Agreement, the other party shall be entitled to exercise any right and seek any remedy available to it either at law or in equity, including without limitation, damages and injunctive relief; the exercise of any right or the seeking of any remedy shall not preclude the concurrent or subsequent exercise of any other right or the seeking of any other remedy, and all rights and remedies shall be cumulative.

        Section 7.17    No Implied Waivers.    The right of any party under any provision of this Agreement shall not be affected by its prior failure to require the performance by any other party under such provision or any other provision of this Agreement, nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other provision or constitute a waiver of the provision itself or any other provision.

        Section 7.18    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall be delivered to each of the parties hereto.

        Section 7.19    Term.    This Agreement shall remain in full force and effect until the earlier to occur of (i) the effective date of the resignation or termination of the Issuing and Paying Agent, and (ii) the effective date of the Depositary's resignation if the Issuer appoints no successor depository.

        Section 7.20    Times.    All times referred to herein shall be the time in effect in New York, New York.

[INTENTIONALLY LEFT BLANK]

10

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by representatives duly authorized hereunto, all as of the day and year first above written.

CITY NATIONAL BANK
By:	/s/ RICHARD H. SHEEHAN, JR. Richard H. Sheehan, Jr.
Title:	Senior Vice President, Secretary and General Counsel

Continental Stock Transfer & Trust Company, as Issuing and Paying Agent
By:	/s/ HENRY R DREWS HENRY R DREWS
Title:	SENIOR TRUST OFFICER

11

EXHIBIT A-l TO
ISSUING AND PAYING
AGENCY AGREEMENT
(Short-Term Fixed)

REGISTERED		REGISTERED
CITY NATIONAL BANK
No. FXRA-	BANK NOTES (Short-Term Fixed Rate)	CUSIP

This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Issuing and Paying Agency Agreement.

Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This Note must be held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

PRINCIPAL AMOUNT:	ISSUE DATE:
MATURITY DATE:	INTEREST RATE:
COMPUTATION PERIOD:	[ORIGINAL ISSUE DISCOUNT NOTE] (if applicable)
[YIELD TO MATURITY:] (if Original Issue Discount Note)
OTHER PROVISIONS:
(Add other provisions, as applicable, including, without limitation, provisions providing for extension, renewal, calculation of interest by reference to an index, amortization, etc.)

        CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the Maturity Date specified above (the "Maturity Date") and to pay interest thereon (computed, unless a different Computation Period is specified above (a "Computation Period"), on the basis of actual number of days elapsed divided by 360) from and including the Issue Date specified above (the "Issue Date") to but excluding the Maturity Date, at the rate per annum equal to the interest rate specified above (the "Interest Rate"), until the principal hereof is paid or duly made available for payment. Such interest shall be payable by the Bank on the Maturity Date. The interest and principal so payable on this Note

1

shall be paid by the Bank on the Maturity Date to the person in whose name this Note is registered at the opening of business on the Maturity Date. If the Maturity Date of this Note would otherwise be a day which is not a Market Day (as defined below), the payment of principal and interest may be made on the next succeeding Market Day with the same force and effect as if made on the Maturity Date, and no interest shall accrue thereon from the Maturity Date to such next succeeding Market Day.

        No interest shall accrue on any amount of principal of (premium, if any) or interest on this Note after the due date therefor; provided that, to the extent permitted by applicable law, interest shall accrue on any amount of principal (premium, if any) or interest not paid or duly provided for on the date due, from and including the date due to, but excluding, the date paid, at the Interest Rate.

        Payment of the principal of and interest on this Note will be made by the Issuing and Paying Agent (as hereinafter defined) in U.S. dollars in immediately available funds to the Depositary or its nominee if this Note is presented to the Issuing and Paying Agent at its office at 2 Broadway, New York, New York 10004, in time for the Issuing and Paying Agent to make such payment in such funds in accordance with its normal procedures.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as is set forth at this place.

        This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

        Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Bank has caused this Note to be duly executed and countersigned as of the date set forth herein.

Dated:		CITY NATIONAL BANK

By
Authorized Signature
Attest:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Issuing and Paying Agent
By
Authorized Signature

2

        [Form of Reverse of Note]

        This Note is one of a duly authorized issue of notes of the Bank (the "Notes") issued and to be issued under the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (herein called the "Issuing and Paying Agent", which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement), to which Issuing and Paying Agency Agreement and all issuing and paying agency agreements supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the Issuing and Paying Agent and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise may be stated on the face hereof, the Notes are issuable only as registered Global Notes, without coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary.

        THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK, THAT ARE REQUIRED BY LAW TO BE SUBJECT TO ANY PRIORITIES OR PREFERENCES. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

        THIS NOTE IS NOT SUBJECT TO REDEMPTION OR PREPAYMENT PRIOR TO THE MATURITY DATE.

        If this Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of the Maturity Date of this Note there shall be payable, in lieu of the principal amount due on the Maturity Date hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due on the Maturity Date hereof. As used in the previous sentence, the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Maturity Date on the basis of the issue price and such principal amount.

        For purposes of this Note, an "Event of Default" shall mean any one of the following events:

  (1)
  default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

  (2)
  default in the payment of the principal of (or premium, if any, on) this Note when due; or

  (3)
  default in the performance of any covenant or agreement of the Bank contained in this Note which continues for 60 days after receipt of written notice given by the Holder of this Note; or

  (4)
  the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation, readjustment of debt,

3

    marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.

        If an Event of Default with respect to this Note shall occur and be continuing, the Holder of this Note may (i) declare the principal of this Note (or, if this Note is an Original Issue Discount Note, the Amortized Face Amount thereof) due and payable, and/or (ii) institute a judicial proceeding for the enforcement of the terms of this Note, including the collection of all sums due and unpaid hereunder, prosecute such proceeding to judgment for final decree and enforce the same against the Bank and collect moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank and/or (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Note. Any Event of Default with respect to this Note may be waived by the Holder.

        The Bank may not consolidate with or merge into any other person or convey, transfer or lease its assets substantially as an entirety to any person, unless (a) the surviving entity in such consolidation or merger, or the person that acquires by conveyance, transfer or lease the assets of the Bank substantially as an entirety shall be a bank, corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplement to this Note, the due and punctual payment of the principal of, premium, if any, and interest on this Note, and the performance or observance of every provision of this Note on the part of the Bank to be performed or observed, and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, with giving of notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        All notices to the Bank under this Note shall be in writing or addressed to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210, Attention: General Counsel, or to such other address as the Bank may notify the Holder.

        All terms used in this Note which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

4

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM—as tenants in common

        TEN ENT—as tenants by the entireties

        JT TEN—as joint tenants and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	[Custodian]		[Minor]
Under Uniform Gifts to Minors Act (		)
[State]

Additional abbreviations may also be used though not in the above list.

5

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said Note on the books of the Bank, with full power of substitution in the premises.

Dated:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

6

EXHIBIT A-2 TO
ISSUING AND PAYING
AGENCY AGREEMENT
(Medium-Term Floating)

REGISTERED		REGISTERED
CITY NATIONAL BANK
No. FXRA-	BANKNOTES (Medium-Term Fixed Rate)	CUSIP

        This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Issuing and Paying Agency Agreement.

        Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        This Note must be held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

        [Senior Bank Note: THIS NOTE IS A DIRECT UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS THAT ARE BY LAW SUBJECT TO ANY PRIORITIES OR PREFERENCES, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK.]

        [Subordinated Bank Note: THE OBLIGATION EVIDENCED BY THIS NOTE IS UNSECURED AND IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY

1

BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

PRINCIPAL AMOUNT:
ISSUE DATE:	MATURITY DATE:
INTEREST RATE:	COMPUTATION PERIOD:
INTEREST PAYMENT DATE(S):	REGULAR RECORD DATE(S):
REDEMPTION DATE(S):	REDEMPTION PERCENTAGE(S) (if other than 100% of principal amount):
REDEMPTION DATE(S) (OPTION OF HOLDER):	REDEMPTION PERCENTAGE(S) (OPTION OF HOLDER) (if other than 100% of principal amount):
[ORIGINAL ISSUE DISCOUNT NOTE] (if applicable)	[YIELD TO MATURITY:] (if Original Issue Discount Note)

OTHER PROVISIONS:
(Add other provisions, as applicable including, without limitation provisions providing for a sinking fund, extension, renewal, calculation of interest by reference to an index, amortization, etc.)

        CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the maturity date specified above (the "Maturity Date") and to pay interest thereon (computed, unless a different computation period is specified above (a "Computation Period"), on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to but excluding the next succeeding Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and on the Maturity Date, semiannually in arrears at the rate per annum equal to the Interest Rate specified above (the "Interest Rate"), until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above (the "Regular Record Date") next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date will be payable to the person to whom principal shall be payable; and provided, further, that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        If any Interest Payment Date specified on the face hereof or the Maturity Date would otherwise be a day which is not a Market Day, with respect to this Note, the payment of principal or interest may be made on the next succeeding Market Day with the same force and effect as if made on the due date

2

therefor, and no interest shall accrue from such Interest Payment Date or Maturity Date, as the case may be, to such next succeeding Market Day.

        No interest shall accrue on any amount of principal of (premium, if any) or interest on this Note after the due date therefor; provided that, to the extent permitted by applicable law, interest shall accrue on any amount of principal (premium, if any) or interest not paid or duly provided for on the date due, from and including the date due, to but excluding the date paid, at the Interest Rate.

        No interest shall accrue on this Note after the Maturity Date.

        Payment of the principal of (and premium, if any) and interest on this Note will be made on each Interest Payment Date by the Issuing and Paying Agent (as defined on the reverse hereof), in U.S. dollars in immediately available funds to the Depository or its nominee; provided, however, that payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date will be made in U.S dollars in immediately available funds at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, if this Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

        Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

3

        IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and countersigned as of the date set forth below.

Dated:	CITY NATIONAL BANK

By
Authorized Signature
Attest:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Issuing and Paying Agent
By
Authorized Signature

4

[Form of Reverse of Note]

        This Note is one of a duly authorized issue of notes of the Bank (the "Notes") issued and to be issued under the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (herein called the "Issuing and Paying Agent", which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement) and reference is hereby made to the Issuing and Paying Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the Issuing and Paying Agent and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise provided in the Issuing and Paying Agency Agreement, the Notes will be issued only as fully-registered Global Notes, without coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary.

        [SENIOR BANK NOTES: THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK, THAT ARE REQUIRED BY LAW TO BE SUBJECT TO ANY PRIORITIES OR PREFERENCES. THIS NOTE DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

        [SUBORDINATED BANK NOTES: THIS NOTE IS A DIRECT, UNSECURED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATION TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

        If this Note is designated on the face hereof as an "Original Issue Discount Note," then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of the Maturity Date of this Note there shall be payable, in lieu of the principal amount due on the Maturity Date, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due on the Maturity Date. As used in the previous sentence, the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semiannually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Maturity Date on the basis of the issue price and such principal amount.

        If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Note is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range), as a whole, or from time to time in part, at the election of the Bank, at a Redemption Price determined as provided in the next succeeding sentence, together

5

with accrued interest to the Redemption Date, but interest installments whose Maturity Date is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) of record at the close of business on the relevant Regular Record Dates referred to on the face hereof. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

        Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Bank shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

        In the event of any redemption of this Note in part only, a new Note or Notes of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Notes of this series.

        If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the fourth succeeding sentence together with accrued interest to the Redemption Date, but interest installments due on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof. "Market Day' means, with respect to this Note, any day that is not a Saturday or Sunday and that, in the City of New York, New York, or the City of Los Angeles, California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close. Such election shall be effected by the Holder hereof delivering to the Bank at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, not less than 30 nor more than 60 days prior to the date on which this Note is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption as prescribed below and specifying the date upon which this Note is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Note with the form entitled "Option to Elect Redemption" set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national notes exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Note, the principal amount of this Note to be redeemed, the certificate number or a description of the terms of this Note, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Redemption" set forth at the end of this Note, will be received by the Issuing and Paying Agent not later than the fifth Market Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and such form duly completed are received by the Issuing and Paying Agent by such fifth Market Day. Exercise of the redemption option by the Holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion outstanding after such redemption shall be an authorized denomination for Notes. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or

6

range of such dates) by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

        [Subordinated Bank Notes: Notwithstanding the foregoing, this Note may not be redeemed without the prior written consent of the Office of the Comptroller of the Currency of the United States (the "OCC") unless the Bank shall remain an "eligible bank", as defined in 12 C.F.R. § 5.3(g) (or any successor regulation thereto), after payment of the Notes pursuant to such redemption.]

        If so indicated on the face hereof, and in accordance with the terms specified thereon, this Note will be subject to redemption through operation of a sinking fund.

        [Senior Bank Notes: For purposes of this Note, an "Event of Default" shall mean any one of the following events:

  (1)
  default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

  (2)
  default in the payment of the principal of (or premium, if any, on) this Note when due; or

  (3)
  default in the performance of any covenant or agreement of the Bank contained in this Note which continues for 60 days after receipt of written notice given by the Holder of this Note; or

  (4)
  the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.]

        [Subordinated Bank Notes: The Holder of this Note, by its acceptance hereof, agrees that the indebtedness of the Bank evidenced by this Note, including the principal, premium, if any, and interest hereon, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under banker's acceptances and letters of credit, and its obligations to its other creditors (including any obligations to any Federal Reserve Bank and the Federal Deposit Insurance Corporation), whether outstanding at the time this Note is issued or thereafter incurred (except any obligations which by their express terms rank on a parity with or junior to this Note). In the event of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with or junior to this Note) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Holder of this Note, together with the holders of any obligations of the Bank ranking on a parity with this Note, shall be entitled to be paid pro rata from the remaining assets of the Bank the unpaid principal of, and the unpaid premium, if any and interest on, this Note or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Note.

7

        This Note contains no limitation on the amount of senior debt, deposits or other obligations that rank senior to this Note that may be hereafter incurred or assumed by the Bank.

        For purposes of this Note, an "Event of Default" shall occur if the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.]

        If an Event of Default with respect to this Note shall occur and be continuing, the Holder of this Note may (i) declare the principal of this Note (or, if this Note is an Original Issue Discount Note, the Amortized Face Amount thereof) due and payable, and/or (ii) institute a judicial proceeding for the enforcement of the terms of this Note, including the collection of all sums due and unpaid hereunder, prosecute such proceeding to judgment for final decree and enforce the same against the Bank and collect moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank and/or (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Note. Any Event of Default with respect to this Note may be waived by the Holder. The Bank agrees that it will promptly give notice in writing of the occurrence of any Event of Default to the Issuing and Paying Agent. [Subordinated Bank Notes: Notwithstanding the foregoing, this Note may not be paid by the Bank pursuant to any declaration referred to in clause (i) of the first sentence of this paragraph without the prior approval of the Office of the Comptroller of the Currency (the "OCC") unless the Bank shall remain an "eligible bank", as defined in 12 C.F.R. § 5.3(g) (or any successor regulation thereto), after such payment. If such approval of the OCC shall be required upon the occurrence of any such Event of Default, the Bank will make application therefor to the OCC promptly after receiving notice of any such declaration from the holder hereof.]

        The Bank may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the surviving entity in such consolidation or merger, or the person that acquires by conveyance, transfer or lease the properties and assets of the Bank substantially as an entirety shall be a bank, corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplement to this Note, the due and punctual payment of the principal of, premium, if any, and interest on this Note, and the performance or observance of every provision of this Note on the part of the Bank to be performed or observed, and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, with giving of notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        All notices to the Bank under this Note shall be in writing or addressed to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210, Attention: General Counsel, or to such other address as the Bank may notify the Holder.

        All terms used in this Note which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

8

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM—as tenants in common

        TEN ENT—as tenants by the entireties

        JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian
	[Custodian]		[Minor]
Under Uniform Gifts to Minors Act (		)
[State]

Additional abbreviations may also be used though not in the above list.

9

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Bank, with full power of substitution in the premises.
Dated:	Signature:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

10

OPTION TO ELECT REDEMPTION

        The undersigned hereby irrevocably requests and instructs CITY NATIONAL BANK to redeem the within Note (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)

If less than the entire principal amount of the within Note is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:
, and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being redeemed (in the absence of any such specifications, one such Note will be issued for the portion not being redeemed):

Dated:	Signature:
NOTICE: The signature to this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

11

EXHIBIT B-l TO
ISSUING AND PAYING
AGENCY AGREEMENT
(Short-Term Floating)

REGISTERED		REGISTERED
CITY NATIONAL BANK
No. FLRA-	BANK NOTE	CUSIP
(Short-Term Floating)

        This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered in the name of any Person other than such Depositary or a nominee thereof except in the limited circumstances described in the Issuing and Paying Agency Agreement.

        Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        This Note must be held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

PRINCIPAL AMOUNT:
ISSUE DATE:	MATURITY DATE:
INTEREST RATE BASIS:	COMPUTATION PERIOD:
INDEX MATURITY:	SPREAD (PLUS OR MINUS):
INITIAL INTEREST RATE:	SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:
INTEREST RESET PERIOD: (daily, monthly, quarterly or semi-annually)	INTEREST RESET MONTH(S):
INTEREST RESET DATE(S):	INTEREST DETERMINATION DATE(S)
CALCULATION DATE:	CALCULATION AGENT:
INTEREST PAYMENT PERIOD(S):	INTEREST PAYMENT DATE(S):
REGULAR RECORD DATE(S):	INTEREST PAYMENT MONTH(S):
[ORIGINAL ISSUE DISCOUNT NOTE] (if applicable)	[YIELD TO MATURITY:] (if Original Issue Discount Note)

OTHER PROVISIONS:
(Add other provisions, as applicable, including, without limitation, provisions providing for a sinking fund, extension, renewal, calculation of interest by reference to an index, amortization, etc.)

1

        CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the Maturity Date specified above (the "Maturity Date") and to pay interest thereon, from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to, but excluding, the Interest Payment Date (as hereinafter defined), at a rate per annum equal to the Initial Interest Rate specified above (the "Initial Interest Rate") until the first Interest Reset Date (as defined on the reverse hereof) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of Prime Rate," "Determination of CD Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of J.J. Kenny Rate," "Determination of 11th District Cost of Funds Rate" or "Determination of CMT Rate," depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, LIBOR, Treasury Rate, J.J. Kenny Rate, 11th District Cost of Funds Rate or CMT Rate, until the principal hereof is paid or duly made available for payment; the Bank will make all such payments in respect of this Note in U.S. dollars in amounts determined as set forth on the reverse hereof. Unless otherwise specified above under "Interest Payment Period," such interest shall be payable by the Bank monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period" and, unless otherwise specified above under "Interest Payment Date(s)," such interest shall be payable by the Bank on the third Wednesday of the month or months specified above under "Interest Payment Month(s)" in each year (each date so specified above or, if none is so specified, determined as herein provided, an "Interest Payment Date") and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the Person to whom principal shall be payable; and provided, further that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        As provided in this Note, if any Interest Payment Date shown on the face hereof would otherwise be a day that is not a Market Day (as defined in the reverse hereof) such Interest Payment Date shall be postponed to the next day that is a Market Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR," and such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity Date of this Note would otherwise be a day that is not a Market Day, the payment of principal (and premium, if any) and interest may be made on the next succeeding Market Day with the same force and effect as if made on the due date therefor, and no interest on such payment will accrue from the Maturity Date to such next succeeding Market Day.

        No interest shall accrue on any amount of principal of (premium, if any) or interest on this Note after the due date therefor; provided that, to the extent permitted by applicable law, interest shall accrue on any amount of principal (premium, if any) or interest not paid or duly provided for on the date due, from and including the date due to, but excluding, the date paid, at the interest rate then in effect (or, in the case of any such amount due on the Maturity Date, at the interest rate in effect immediately prior to the Maturity Date).

2

        Payment of the principal of (and premium, if any) and interest on this Note will be made on each Interest Payment Date by the Issuing and Paying Agent, in immediately available funds to the Depositary or its nominee as Holder of this Note; provided, however, that payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date will be made in immediately available funds at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, if this Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

        Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and countersigned as of the date set forth below.

Dated:		CITY NATIONAL BANK

By
Authorized Signature
Attest:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Issuing and Paying Agent
By
Authorized Signature

3

        [Form of Reverse of Note]

        This Note is one of a duly authorized issue of notes of the Bank (the "Notes") issued and to be issued under the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (herein called the "Issuing and Paying Agent," which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement), to which Issuing and Paying Agency Agreement and all issuing and paying agency agreements supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the Issuing and Paying Agent and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise may be stated on the face hereof, the Notes are issuable only as registered Global Notes, without coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary.

        THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK, THAT ARE REQUIRED BY LAW TO BE SUBJECT TO ANY PRIORITIES OR PREFERENCES. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

        Accrued interest hereon shall be calculated by multiplying the principal amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded, if necessary, as described below) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, as described below) applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, LIBOR, J.J. Kenny Rate or 11th District Cost of Funds Rate, by the actual number of days in the year (365 or 366, as the case may be) if the Interest Rate Basis specified on the face hereof is the Treasury Rate or the CMT Rate, or by the number of days in the Computation Period specified on the face hereof, if any. Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or ..09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The rate of interest on this Note will be reset daily, weekly, monthly, quarterly or semi-annually, as specified on the face hereof under "Interest Reset Period" (each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date the interest rate for the immediately preceding Interest Reset Date; provided, however, that the interest rate in effect from the Issue Date of this Note (or one or more predecessor Notes) to but excluding the first Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof (the "Maximum Interest Rate") or less than the Minimum Interest Rate, if any, specified on the face hereof (the "Minimum Interest Rate") and in no event shall be higher than the maximum rate permitted by California law, as the same may

4

be modified by United States law of general application. Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Note will be, if the Interest Reset Period specified on the face hereof is daily, each Market Day (as defined below); if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; and if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under "Interest Reset Month(s)" on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Market Day with respect to this Note, the Interest Reset Date shall be the next succeeding day that is a Market Day with respect to this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

        "Market Day" means (i) with respect to any Note the rate of interest of which is determined other than in accordance with the provisions of the heading "Determination of LIBOR" below, any day that is not a Saturday or Sunday and that, in the City of New York, New York or the City of Los Angeles, California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close (any such day, a "Business Day") and (ii) with respect to any Note the rate of interest on which is determined in accordance with the provisions of the heading "Determination of LIBOR" below, any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Determination of Commercial Paper Rate.    If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, as published in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper," or (b) if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose senior unsecured bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

5

        "Money Market Yield" shall be a yield (expressed as a percentage), calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	× 100.

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Determination of Prime Rate.    If the Interest Rate Basis specified on the face hereof is the Prime Rate, the Interest Rate with respect to this Note for any Interest Reset Date shall equal (a) the rate set forth on the second Market Day preceding such Interest Reset Date (the "Prime Rate Interest Determination Date") in H.15(519) under the heading "Bank Prime Loan" or (b) in the event that such rate is not published prior to 3:00 P.M. New York City time, on the Prime Rate Interest Determination Date, the arithmetic mean as calculated by the Calculation Agent of (1) the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date or (2) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for the Prime Rate Interest Determination Date, the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business in the City of New York on the Interest Determination Date by at least two of three major money center banks in the City of New York selected by the Calculation Agent or (3) if fewer than two such banks quote such a rate, the rates furnished in the City of New York on such Prime Rate Interest Determination Date by the appropriate number of substitute banks or trust companies selected by the Calculation Agent that are organized and doing business under the laws of the United States or any state thereof, have total equity capital of at least $500 million, and are subject to supervision or examination by Federal or state authority, in any such case, adjusted by addition or subtraction of the Spread, if any, specified on the face hereof; or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such substitute banks or trust companies are so quoting such rates, the interest rate in effect hereon shall be the rate in effect hereon on such Interest Determination Date. For purposes hereof, "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

        Determination of CD Rate.    If the Interest Rate Basis specified on the face hereof is the CD Rate, the Interest Rate with respect to any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "CD Rate Interest Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)," or (b) if such rate is not yet published in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date the arithmetic mean, as calculated by the Calculation Agent, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three Leading nonbank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

6

        Determination of Federal Funds Rate.    If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date") for Federal Funds having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Federal Funds (Effective)" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in H.15(519), the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

        Determination of LIBOR.    If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be determined by the Calculation Agent and shall equal to the greater of either (i) the offered rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Market Day immediately following the Interest Determination Date which appears on the Telerate Page 3750 (as defined herein) as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof ("LIBOR Telerate") or (ii) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Market Day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof ("LIBOR Reuters"). If neither LIBOR Telerate nor LIBOR Reuters is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified; provided, however, if such rate does not so appear on the Telerate Page 3750 or if fewer than two offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 A.M., London time, on the Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London interbank market for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 A.M. New York City time on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time, each of the aforementioned cases following the proviso above adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any,

7

specified on the face hereof; provided, however, if the aforesaid rate cannot be so determined by the Calculation Agent, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR). "Reuters Screen LIBO Page" means the display designated as "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "London Market Day" means any day on which deposits in U.S. dollars are transacted in the London interbank market.

        Determination of Treasury Rate.    If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Notes—Treasury Bills—Auction Average (Investment)" on the Treasury Interest Determination Date (as defined below) or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government notes dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date.

        The "Treasury Interest Determination Date" pertaining to an Interest Reset Date will be the day on which Treasury Bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date and the Interest Reset Date will be the Market Day following such Treasury Interest Determination Date. If an auction is held for such week on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such date shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

        Determination of J.J. Kenny Rate.    If the Interest Rate Basis specified on the face hereof is the J.J. Kenny Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the J.J. Kenny Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof. The "J.J. Kenny

8

Rate" is the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue of Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenney Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing.

        Determination of 11th District Cost of Funds Rate.    If the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the 11th District Cost of Funds Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or the multiplication of the Spread Multiplier, if any, specified on the face hereof. The "11th District Cost of Funds Rate" with respect to any Interest Determination Date is the monthly 11th District Cost of Funds Index (the "11th District Cost of Funds Index") normally made available and subsequently published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") during the month immediately preceding the Interest Reset Date to which such 11th District Cost of Funds Interest Determination Date applies.

        If the FHLB of San Francisco shall fail in any month to make available the 11th District Cost of Funds Index (each such failure being referred to herein as an "Alternate Rate Event"), then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date after the Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to such 11th District Costs of Funds Interest Determination Date. If an Alternate Rate Event occurs in the month immediately following a month in which a prior Alternate Rate Event occurred, then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date immediately following the second Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to such 11th District Cost of Funds Interest Determination Date and, thereafter, the 11th District Cost of Funds Rate for each succeeding 11th District Cost of Funds Interest Determination Date shall be LIBOR, determined as though the Interest Rate Basis were LIBOR and the Spread shall be plus or minus the number of basis points specified in the applicable 11th District Cost of Funds Rate Note as the "Alternate Rate Event Spread," if any.

        In determining that the FHLB of San Francisco has failed in any month to make available the 11th District Cost of Funds Index, the Calculation Agent may rely conclusively on any written advice from the FHLB of San Francisco to such effect.

        Determination of CMT Rate.    If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CMT Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by the

9

multiplication of the Spread Multiplier, if any, specified on the face hereof. The "CMT Rate" for each Interest Reset Date is the rate displayed for the applicable Index Maturity on Telerate Page 7055 for "Daily Treasury Constant Maturities and Money Markets... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m. EDT," for the applicable CMT Interest Determination Date (or such other page as may replace that page on such.service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by the Calculation Agent). If such rate is not so available by 3:00 P.M., New York City time, on the applicable Calculation Date, then the CMT Rate for such Interest Reset Date shall be the yield to maturity of the arithmetic mean (as calculated by the Calculation Agent) of the secondary market bid rates, as of 3:00 P.M., New York City time, on the applicable CMT Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers in the City of New York (each, a "Reference Dealer") selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity approximately equal to the Index Maturity. If the Calculation Agent cannot obtain such Treasury Note quotations from at least three such Reference Dealers, then the CMT Rate will be the CMT Rate in effect on the preceding Interest Reset Date, or in the case of the first Interest Reset Date, the Initial Interest Rate.

        The term "New York Business Day" means any other day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

        Unless otherwise specified on the face hereof, the Calculation Date pertaining (i) to any Commercial Paper Rate Interest Determination Date, CD Rate Interest Determination Date, Treasury Interest Determination Date, Federal Funds Rate Interest Determination Date, J.J. Kenny Rate Interest Determination Date, 11th District Cost of Funds Rate Interest Determination Date or CMT Rate Interest Determination Date, as the case may be, shall be the tenth day after such interest determination date or, if any such day is not a Market Day with respect to this Note, the next succeeding Market Day and (ii) to any Prime Rate Interest Determination Date or LIBOR Interest Determination Date shall be such Prime Rate Interest Determination Date or such LIBOR Interest Determination Date, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof, the Calculation Agent shall be the Issuing and Paying Agent.

        THIS NOTE IS NOT SUBJECT TO REDEMPTION OR PREPAYMENT PRIOR TO THE MATURITY DATE.

        If this Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of the Maturity Date of this Note there shall be payable, in lieu of the principal amount due on the Maturity Date hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due on the Maturity Date hereof. As used in the previous sentence the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Maturity Date on the basis of the issue price and such principal amount.

10

        For purposes of this Note, an "Event of Default" shall mean any one of the following events:

(1)
default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)
default in the payment of the principal of (or premium, if any, on) this Note when due; or

(3)
default in the performance of any covenant or agreement of the Bank contained in this Note which continues for 60 days after receipt of written notice given by the Holder; or

(4)
the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.

        If an Event of Default with respect to this Note shall occur and be continuing, the Holder of this Note may (i) declare the principal of this Note (or, if this Note is an Original Issue Discount Note, the Amortized Face Amount thereof) due and payable, and/or (ii) institute a judicial proceeding for the enforcement of the terms of this Note, including the collection of all sums due and unpaid hereunder, prosecute such proceeding to judgment for final decree and enforce the same against the Bank and collect moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank and/or (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Note. Any Event of Default with respect to this Note may be waived by the Holder.

        The Bank may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the surviving entity in such consolidation or merger, or the person that acquires by conveyance, transfer or lease the properties and assets of the Bank substantially as an entirety shall be a bank, corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplement to this Note, the due and punctual payment of the principal of, premium, if any, and interest on this Note, and the performance or observance of every provision of this Note on the part of the Bank to be performed or observed, and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, with giving of notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        All notices to the Bank under this Note shall be in writing or addressed to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210, Attention: General Counsel, or to such other address as the Bank may notify the Holder.

        All terms used in this Note which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

11

EXHIBIT B-2 TO
ISSUING AND PAYING
AGENCY AGREEMENT
(Medium-Term Floating)

REGISTERED		REGISTERED
CITY NATIONAL BANK
No. FLRA-	MEDIUM TERM NOTE (Floating)	CUSIP

        This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered in the name of any Person other than such Depositary or a nominee thereof except in the limited circumstances described in the Issuing and Paying Agency Agreement.

        Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        This Note must be held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

        [Senior Bank Note: THIS NOTE IS A DIRECT, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PART PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS THAT ARE BY LAW SUBJECT TO ANY PRIORITIES OR PREFERENCES, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK.]

        [Subordinated Bank Note: THE OBLIGATION EVIDENCED BY THIS NOTE IS UNSECURED AND IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF

ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

PRINCIPAL AMOUNT:
ISSUE DATE:	MATURITY DATE:
INTEREST RATE BASIS:	COMPUTATION PERIOD:
INTEREST PAYMENT DATE(S):	REGULAR RECORD DATE(S):
INDEX MATURITY:	SPREAD (PLUS OR MINUS):
INITIAL INTEREST RATE:	SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:
INTEREST PAYMENT PERIOD: (monthly, quarterly, semi-annually or annually)	INTEREST PAYMENT MONTH(S):
INTEREST RESET PERIOD: (monthly, quarterly, semi-annually or annually)	INTEREST RESET MONTH(S):
INTEREST RESET DATE(S):	INTEREST DETERMINATION DATE(S)
CALCULATION DATE:	CALCULATION AGENT:
REDEMPTION DATE(S):	REDEMPTION PERCENTAGE(S) (if other than 100% of Principal Amount):
REDEMPTION DATE(S) (OPTION OF HOLDER):	REDEMPTION PERCENTAGE(S) (OPTION OF HOLDER) (if other than 100% of Principal Amount):
[ORIGINAL ISSUE DISCOUNT NOTE] (if applicable)	[YIELD TO MATURITY:] (if Original Issue Discount Note)

OTHER PROVISIONS:
 (Add other provisions, as applicable, including, without limitation, provisions providing for a sinking fund, extension renewal,
calculation of interest by reference to an index, amortization, etc.)

        CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the Maturity Date specified above (the "Maturity Date") and to pay interest thereon, from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to, but excluding, the Interest Payment Date (as hereinafter defined), at a rate per annum equal to the Initial Interest Rate specified above (the "Initial Interest Rate") until the first Interest Reset Date (as defined on the reverse hereof) following the Issue Date and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of Prime Rate," "Determination of CD Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of J.J. Kenny Rate," "Determination of 11th District Cost of Funds Rate" or "Determination of CMT Rate," depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, LIBOR, Treasury Rate, J.J. Kenny Rate, 11th District Cost of

Funds Rate or CMT Rate until the principal hereof is paid or duly made available for payment; the Bank will make all such payments in respect of this Note in U.S. dollars in amounts determined as set forth on the reverse hereof. Such interest shall be payable by the Bank monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period" and, unless otherwise specified above under "Interest Payment Date(s)," such interest shall be payable by the Bank on the third Wednesday of the month or months specified above under "Interest Payment Month(s)" in each year (each date so specified above or, if none is so specified, determined as herein provided, an "Interest Payment Date") and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Market Day) next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the Person to whom principal shall be payable; and provided, further that if the Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        As provided in this Note, if any Interest Payment Date shown on the face hereof would otherwise be a day that is not a Market Day (as defined in the reverse hereof) such Interest Payment Date shall be postponed to the next day that is a Market Day, except that if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR," and such Market Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Market Day. If the Maturity Date of this Note would otherwise be a day that is not a Market Day, the payment of principal (and premium, if any) and interest may be made on the next succeeding Market Day with the same force and effect as if made on the due date therefor, and no interest on such payment will accrue from the Maturity Date to such next succeeding Market Day.

        No interest shall accrue on any amount of principal of (premium, if any) or interest on this Note after the due date therefore; provided that, to the extent permitted by applicable law, interest shall accrue on any amount of principal (premium, if any) or interest not paid or duly provided for on the date due, from and including the date due to, but excluding, the date paid, at the interest rate then in effect (or, in the case of any such amount due on the Maturity Date, at the interest rate in effect immediately prior to the Maturity Date).

        Payment of the principal of (and premium, if any) and interest on this Note will be made on each Interest Payment Date by the Issuing and Paying Agent, in immediately available funds to the Depositary or its nominee as Holder of this Note; provided, however, that payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date will be made in immediately available funds at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, if this Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

        Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and countersigned as of the date set forth herein.

Dated:	CITY NATIONAL BANK

By
Authorized Signature

Attest:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Issuing and Paying Agent

By
Authorized Signature

[Form of Reverse of Note]

        This Note is one of a duly authorized issue of notes of the Bank (the "Notes") issued and to be issued under the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (herein called the "Issuing and Paying Agent," which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement), to which Issuing and Paying Agency Agreement and all issuing and paying agency agreements supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the Issuing and Paying Agent and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise may be stated on the face hereof, the Notes are issuable only as registered Global Notes, without coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes may be issued from time to time in various principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary.

        [FOR SENIOR BANK NOTES: THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT OBLIGATIONS, INCLUDING DEPOSIT OBLIGATIONS OF THE BANK, THAT ARE REQUIRED BY LAW TO BE SUBJECT TO ANY PRIORITIES OR PREFERENCES. THIS NOTE DOES NOT EVIDENCE A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

        [FOR SUBORDINATED BANK NOTES: THIS NOTE IS A DIRECT, UNSECURED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATION TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.]

        Accrued interest hereon shall be calculated by multiplying the principal amount specified on the face hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded, if necessary, as described below) for each such day shall be computed by dividing the interest rate (expressed as a decimal rounded, if necessary, as described below) applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, Prime Rate, CD Rate, Federal Funds Rate, LIBOR, J.J. Kenny Rate or 11th District Cost of Funds Rate, by the actual number of days in the year (365 or 366, as the case may be) if the Interest Rate Basis specified on the face hereof is the Treasury Rate or the CMT Rate, or by the number of days in the Computation Period specified on the face hereof, if any. Except as otherwise provided herein, all percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or.09876545) being rounded to 9.87655% (or.0987655) and 9.876544% (or.09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified on the face hereof under Interest Reset Period (the "Interest Reset Period"; and

each date upon which interest is so reset as provided below being hereinafter referred to as an "Interest Reset Date"), and the interest rate in effect on any day shall be (a) if such day is an Interest Reset Date, the interest rate for such Interest Reset Date or (b) if such day is not an Interest Reset Date the interest rate for the immediately preceding Interest Reset Date; provided, however, that (i) the interest rate in effect from the Issue Date of this Note (or one or more predecessor Notes) to but excluding the first Interest Reset Date will be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date of this Note will be that in effect on the tenth calendar day preceding the Maturity Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof (the "Maximum Interest Rate") or less than the Minimum Interest Rate, if any, specified on the face hereof (the "Minimum Interest Rate") and in no event shall be higher than the maximum rate permitted by California law, as the same may be modified by United States law of general application. Unless otherwise specified on the face hereof and except as provided in the next succeeding sentence, the Interest Reset Date with respect to this Note will be, if the Interest Reset Period specified on the face hereof is daily, each Market Day (as defined below); if the Interest Reset Period specified on the face hereof is weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; if the Interest Reset Period specified on the face hereof is weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, except as otherwise provided below, the Tuesday of each week; if the Interest Reset Period specified on the face hereof is monthly, the third Wednesday of each month; if the Interest Reset Period specified on the face hereof is quarterly, the third Wednesday of each March, June, September and December; if the Interest Reset Period specified on the face hereof is semi-annually, the third Wednesday of two months in each year specified under "Interest Reset Month(s)" on the face hereof; and if the Interest Reset Period specified on the face hereof is annually, the third Wednesday of the month in each year specified under "Interest Reset Month(s)" on the face hereof. If, pursuant to the preceding sentence, any Interest Reset Date would otherwise be a day that is not a Market Day with respect to this Note, the Interest Reset Date shall be the next succeeding day that is a Market Day with respect to this Note, except that if the Interest Rate Basis specified on the face hereof is LIBOR and the next succeeding Market Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

        "Market Day" means (i) with respect to any Note the rate of interest of which is determined other than in accordance with the provisions of the heading "Determination of LIBOR" below, any day that is not a Saturday or Sunday and that, in the City of New York, New York or the City of Los Angeles, California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close (any such day, a "Business Day") and (ii) with respect to any Note the rate of interest on which is determined in accordance with the provisions of the heading "Determination of LIBOR" below, any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Determination of Commercial Paper Rate.    If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the Money Market Yield (calculated as described below) of the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "Commercial Paper Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, as published in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper," or (b) if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in the City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose senior unsecured bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

        "Money Market Yield" shall be a yield (expressed as a percentage), calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100

360 - (D × M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        Determination of Prime Rate.    If the Interest Rate Basis specified on the face hereof is the Prime Rate, the Interest Rate with respect to this Note for any Interest Reset Date shall equal (a) the rate set forth on the second Market Day preceding such Interest Reset Date (the "Prime Rate Interest Determination Date") in H.I5(519) under the heading "Bank Prime Loan" or (b) in the event that such rate is not published prior to 3:00 P.M. New York City time, on the Prime Rate Interest Determination Date, the arithmetic mean as calculated by the Calculation Agent of (1) the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date or (2) if fewer than four such rates appear on the Reuters Screen USPRIME1 Page for the Prime Rate Interest Determination Date, the announced prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business in the City of New York on the Interest Determination Date by at least two of three major money center banks in the City of New York selected by the Calculation Agent or (3) if fewer than two such banks quote such a rate, the rates furnished in the City of New York on such Prime Rate Interest Determination Date by the appropriate number of substitute banks or trust companies selected by the Calculation Agent that are organized and doing business under the laws of the United States or any state thereof, have total equity capital of at least $500 million, and are subject to supervision or examination by Federal or state authority, in any such case, adjusted by addition or subtraction of the Spread, if any, specified on the face hereof; or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three such substitute banks or trust companies are so quoting such rates, the interest rate in effect hereon shall be the rate in effect hereon on such Interest Determination Date. For purposes hereof, "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

        Determination of CD Rate.    If the Interest Rate Basis specified on the face hereof is the CD Rate, the Interest Rate with respect to any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "CD Rate Interest Determination Date") for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.I5(519) under the heading "CDs (Secondary Market)," or (b) if such rate is not yet published in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date the arithmetic mean, as calculated by the Calculation Agent, of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Rate Interest Determination Date.

        Determination of Federal Funds Rate.    If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the rate on the second Market Day with respect to this Note immediately preceding such Interest Reset Date (the "Federal Funds Interest Determination Date") for Federal Funds having the Index Maturity specified on the face hereof as published in H.I5(519) under the heading "Federal Funds (Effective)" or (b) if by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in H.15(519), the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates, prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than three brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

        Determination of LIBOR.    If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be determined by the Calculation Agent and shall equal to the greater of either (i) the offered rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Market Day immediately following the Interest Determination Date which appears on the Telerate Page 3750 (as defined herein) as of 11:00 A.M. London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof ("LIBOR Telerate") or (ii) the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Market Day immediately following that LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof ("LIBOR Reuters"). If neither LIBOR Telerate nor LIBOR Reuters is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified; provided, however, if such rate does not so appear on the Telerate Page 3750 or if fewer than two offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the Calculation Agent) at approximately 11:00 A.M., London time, on the Interest Determination Date next preceding the relevant Interest Reset Date to prime banks in the London interbank market for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the Calculation Agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested in respect of such Interest Determination Date, the rate for that Interest Reset Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the Calculation Agent, at approximately 11:00 A.M. New York City time on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of the Index Maturity commencing on that Interest Reset Date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time, each of the aforementioned cases following the proviso above adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, if the aforesaid rate cannot be so determined by the Calculation Agent, LIBOR in respect of such LIBOR Interest Determination Date will be LIBOR then in effect on such Interest Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices relating to LIBOR). "Reuters Screen LIBO Page" means the display designated as "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates for U.S. dollar deposits). "London Market Day" means any day on which deposits in U.S. dollars are transacted in the London interbank market.

        Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall equal (a) the rate for the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Notes—Treasury Bills—Auction Average (Investment)" on the Treasury Interest Determination Date (as defined below) or (b) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury or (c) in the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not published or reported as provided in (a) or (b) above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government notes dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if such dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate shall be the Treasury Rate on such Treasury Interest Determination Date.

        The "Treasury Interest Determination Date" pertaining to an Interest Reset Date will be the day on which Treasury Bills are auctioned for the week in which such Interest Reset Date falls, or if no auction is held for such week, the Monday of such week (or if Monday is a legal holiday, the next succeeding Market Day) and the Interest Reset Date will be the Market Day immediately following such Treasury Interest Determination Date and the Interest Reset Date will be the Market Day following such Treasury Interest Determination Date. Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is held for such week on Monday or the preceding Friday, such Monday or preceding Friday shall be the Treasury Interest Determination Date for such week, and the Interest Reset Date for such week shall be the Tuesday of such week (or, if such Tuesday is not a Market Day, the next succeeding Market Day). If the auction for such week is held on any day of such week other than Monday, then such date shall be the Treasury Interest Determination Date and the Interest Reset Date for such week shall be the next succeeding Market Day.

        Determination of J.J. Kenny Rate. If the Interest Rate Basis specified on the face hereof is the J.J. Kenny Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the J.J. Kenny Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof. The "J.J. Kenny Rate" is the rate in the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest of which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (C) not subject to a minimum tax or similar tax under the Internal Revenue of Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any J.J. Kenney Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected. The Calculation Agent shall calculate the J.J. Kenny Rate in accordance with the foregoing.

        Determination of 11th District Cost of Funds Rate. If the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the 11th District Cost of Funds Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or the multiplication of the Spread Multiplier, if any, specified on the face hereof. The "11th District Cost of Funds Rate" with respect to any Interest Determination Date is the monthly 11th District Cost of Funds Index (the "11th District Cost of Funds Index") normally made available and subsequently published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") during the month immediately preceding the Interest Reset Date to which such 11th District Cost of Funds Interest Determination Date applies.

        The 11th District Cost of Funds Index is normally made available by the FHLB of San Francisco on the last day on which the FHLB of San Francisco is open for business in each month and represents the monthly weighted average cost of funds for savings institutions in the 11th District of the Federal Home Loan Bank system for the month preceding the month in which the 11th District Cost of Funds Index is made available. Currently, the 11th District Cost of Funds Index is computed by the FHLB of San Francisco for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowing) by the average of the total amount of those funds outstanding at the end of that month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB of San Francisco to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District. Receipt by mail of Information Bulletins announcing 11th District Cost of Funds Index changes may be arranged by contacting the FHLB of San Francisco.

        If the FHLB of San Francisco shall fail in any month to make available the 11th District Cost of Funds Index (each such failure being referred to herein as an "Alternate Rate Event"), then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date after the Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to such 11th District Costs of Funds Interest Determination Date. If an Alternate Rate Event occurs in the month immediately following a month in which a prior Alternate Rate Event occurred, then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date immediately following the second Alternate Rate Event shall be calculated on the basis of the 11th District Cost of Funds Index most recently made available prior to such 11th District Cost of Funds Interest Determination Date and, thereafter, the 11th District Cost of Funds Rate for each succeeding 11th District Cost of Funds Interest Determination Date shall be LIBOR, determined as though the Interest Rate Basis were LIBOR and the Spread shall be plus or minus the number of basis points specified in the applicable 11th District Cost of Funds Rate Note as the "Alternate Rate Event Spread," if any.

        In determining that the FHLB of San Francisco has failed in any month to make available the 11th District Cost of Funds Index, the Calculation Agent may rely conclusively on any written advice from the FHLB of San Francisco to such effect.

        Determination of CMT Rate. If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CMT Rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof or by the multiplication of the Spread Multiplier, if any, specified on the face hereof. The "CMT Rate" for each Interest Reset Date is the rate displayed for the applicable Index Maturity on Telerate Page 7055 for "Daily Treasury Constant Maturities and Money Markets. .. Federal Reserve Board Release H.I5. .. Mondays Approximately 3:45 p.m. EDT," for the applicable CMT Interest Determination Date (or such other page as may replace that page on such service for the purpose of displaying rates or prices comparable to the CMT Rate, as determined by the Calculation Agent). If such rate is not so available by 3:00 P.M., New York City time, on the applicable Calculation Date, then the CMT Rate for such Interest Reset Date shall be the yield to maturity of the arithmetic mean (as calculated by the Calculation Agent) of the secondary market bid rates, as of 3:00 P.M., New York City time, on the applicable CMT Interest Determination Date, reported, according to their written records, by three leading primary United States government securities dealers in the City of New York (each, a "Reference Dealer") selected by the Calculation Agent, for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity approximately equal to the Index Maturity. If the Calculation Agent cannot obtain three such Treasury Note quotations from at least three such Reference Dealers, then the CMT Rate will be the CMT Rate in effect on the preceding Interest Reset Date, or in the case of the first Interest Reset Date, the Initial Interest Rate.

        The term "New York Business Day" means any other day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

        Unless otherwise specified on the face hereof, the Calculation Date pertaining (i) to any Commercial Paper Rate Interest Determination Date, CD Rate Interest Determination Date, Treasury Interest Determination Date, Federal Funds Rate Interest Determination Date, J.J. Kenny Rate Interest Determination Date, 11th District Cost of Funds Rate Interest Determination Date or CMT Rate Interest Determination Date, as the case may be, shall be the tenth day after such interest determination date or, if any such day is not a Market Day with respect to this Note, the next succeeding Market Day and (ii) to any Prime Rate Interest Determination Date or LIBOR Interest Determination Date shall be such Prime Rate Interest Determination Date or such LIBOR Interest Determination Date, as the case may be. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date. Unless otherwise specified on the face hereof, the Calculation Agent shall be the Issuing and Paying Agent.

        If this Note is designated on the face hereof as an Original Issue Discount Note, then, notwithstanding anything to the contrary contained in this Note, upon the redemption or acceleration of the Maturity Date of this Note there shall be payable, in lieu of the principal amount due on the Maturity Date hereof, as specified on the face hereof, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Note, plus (b) that portion of the difference between the issue price and the principal amount of this Note that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this Note due on the Maturity Date hereof. As used in the previous sentence the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semi-annually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Maturity Date on the basis of the issue price and such principal amount.

        If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Note is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range) as a whole, or from time to time in part, at the election of the Bank, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest to the Redemption Date; but interest installments due on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Issuing and Paying Agency Agreement. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face hereof with respect to the relevant Redemption Date (or range of such dates) by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

        Notice of redemption having been given as aforesaid, this Note (or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Bank shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

        In the event of any redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for the Notes.

        If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Note is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof at a Redemption Price determined as provided in the fourth succeeding sentence together with accrued interest thereon to the Redemption Date, but interest installments due on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Record Date referred to on the face hereof. Such election shall be effected by the Holder hereof delivering to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210 not less than 30 nor more than 60 days prior to the date on which this Note is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption in the form as prescribed below and specifying the date upon which this Note is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Note with the form entitled "Option to Elect Redemption" set forth at the end of this Note duly completed or (ii) a telegram, facsimile transmission or a letter from a member of a national notes exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Note, the principal amount of this Note to be redeemed, the certificate number or a description of the terms of this Note, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Note, together with the duly completed form entitled "Option to Elect Redemption" set forth at the end of this Note, will be received by the Issuing and Paying Agent not later than the fifth Market Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Issuing and Paying Agent by such fifth Market Day. Exercise of the redemption option by the Holder hereof will be irrevocable. Such Option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining Outstanding after such redemption shall be an authorized amount for the Notes. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage (Option of Holder), specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates) by the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed, together with the interest accrued thereon to the Redemption Date; provided, however, that in no event shall the Redemption Price be less than 100% of the portion of the principal amount hereof (or, if this Note is an Original Issue Discount Note, the portion of the Amortized Face Amount hereof) to be redeemed.

        [Subordinated Bank Notes: Notwithstanding the foregoing, this Note may not be redeemed without the prior written consent of the Office of the Comptroller of the Currency of the United States (the "OCC") unless the Bank shall remain an "eligible bank", as defined in 12 C.F.R. §5.3(g) (or any successor regulation thereto) after payment of the Notes pursuant to such redemption.]

        If so indicated on the face hereof, and in accordance with the terms specified thereon, this Note will be subject to redemption through operation of a sinking fund.

        [Senior Bank Notes: For purposes of this Note, an "Event of Default" shall mean any one of the following events:

  (1)
  default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

  (2)
  default in the payment of the principal of (or premium, if any, on) this Note when due; or

  (3)
  default in the performance of any covenant or agreement of the Bank contained in this Note which continues for 60 days after receipt of written notice given by the Holder of this Note; or

  (4)
  the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, receivership, liquidation readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.]

[Subordinated Bank Notes: The Holder of this Note, by its acceptance hereof, agrees that the indebtedness of the Bank evidenced by this Note, including the principal and interest, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under banker's acceptances and letters of credit, and its obligations to its other creditors (including any obligations to any Federal Reserve Bank and the Federal Deposit Insurance Corporation), whether outstanding at the time this Note is issued or thereafter incurred (except any obligations which by their express terms rank on a parity with or junior to this Note). In the event of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with or junior to this Note) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holder of this Note, together with the holders of any obligations of the Bank ranking on a parity with this Note, shall be entitled to be paid pro rata from the remaining assets of the Bank the unpaid principal of, and the unpaid interest on, this Note or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Note.

This Note contains no limitation on the amount of senior debt, deposits or other obligations that rank senior to this Note that may be hereafter incurred or assumed by the Bank.

        For purposes of this Note, an "Event of Default" shall occur if the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.]

        If an Event of Default with respect to this Note shall occur and be continuing, the Holder of this Note may (i) declare the principal of this Note (or, if this Note is an Original Issue Discount Note, the Amortized Face Amount thereof) due and payable, and/or (ii) institute a judicial proceeding for the enforcement of the terms of this Note, including the collection of all sums due and unpaid hereunder, prosecute such proceeding to judgment for final decree and enforce the same against the Bank and collect moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank and/or (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Note. Any Event of Default with respect to this Note may be waived by the Holder. The Bank agrees that it will promptly give notice in writing of the occurrence of any Event of Default to the Issuing and Paying Agent. [Subordinated Bank Notes: Notwithstanding the foregoing, this Note may not be paid by the Bank pursuant to any declaration referred to in clause (i) of the first sentence of this paragraph without the prior approval of the Office of the Comptroller of the Currency (the "OCC") unless the Bank shall remain an "eligible bank", as defined in 12 C.F.R. § 5.3(g) (or any successor regulation thereto), after such payment. If such approval of the OCC shall be required upon the occurrence of any such Event of Default, the Bank will make application therefor to the OCC promptly after receiving notice of any such declaration from the holder hereof.]

        The Bank may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the surviving entity in such consolidation or merger, or the person that acquires by conveyance, transfer or lease the properties and assets of the Bank substantially as an entirety shall be a bank, corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplement to this Note, the due and punctual payment of the principal of, premium, if any, and interest on this Note, and the performance or observance of every provision of this Note on the part of the Bank to be performed or observed, and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, with giving of notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        All notices to the Bank under this Note shall be in writing or addressed to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210, Attention: General Counsel, or to such other address as the Bank may notify the Holder.

        All terms used in this Note which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —		Custodian
	[Custodian]		[Minor]
Under Uniform Gifts to Minors Act	( ) [State]

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said Note on the books of the Bank, with full power of substitution in the premises.

Dated:	Signature:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REDEMPTION

        The undersigned hereby irrevocably requests and instructs City National Bank to redeem the within Note (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

[PLEASE PRINT OR WRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

        If less than the entire principal amount of the within Note is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being redeemed (in the absence of any such specification, one such Note will be issued for the portion not being redeemed):

Dated:	Signature:	NOTICE: The signature to this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

EXHIBIT C TO
ISSUING AND PAYING
AGENCY AGREEMENT

Certificate of Authorized Representatives

        The undersigned certifies that pursuant to resolutions adopted by the Board of Directors of City National Bank (the "Issuer"), and with respect to the Notes (the "Notes") of the Issuer, set forth below is a list of persons who have been duly elected or appointed and have been duly qualified as, and on this day are, "Authorized Representatives" pursuant to Section 2.2 of the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Issuer, and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (in such capacity, the "Issuing and Paying Agent"), and such Authorized Representatives are the persons authorized to provide the Issuing and Paying Agent with instructions in accordance with Section 2.2 of the Issuing and Paying Agency Agreement and to execute Notes on behalf of the Issuer by manual or facsimile signature authorization, and that each signature appearing below is the person's genuine signature.

Name

Title

Signature

        IN WITNESS WHEREOF, I have hereunto signed my name.

Date:	,	.

Secretary

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EXHIBIT D TO
ISSUING AND PAYING
AGENCY AGREEMENT

ADMINISTRATIVE PROCEDURES

        The bank notes due from 7 days to 30 years from their date of issue (the "Notes"), are to be offered from time to time or on a continuing basis by City National Bank (the "Issuer"). The Issuer expects to agree from time to time with one or more underwriters (each individually an "Underwriter" and collectively, the "Underwriters") for the purchase of the Notes or use reasonable efforts to solicit offers to purchase the Notes. Each Underwriter may, but will not be obligated to, purchase Notes as principal for its own account. The Notes will be issued pursuant to an Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "IPAA"), between the Issuer and Continental Stock Transfer & Trust Company, as issuing and paying agent (the "Issuing and Paying Agent"), and are expected to be offered pursuant to an offering circular (the "Offering Circular").

        The Notes may be issued as either "Senior Bank Notes", which will rank equally with all other unsecured and unsubordinated obligations (other than deposits, to the extent provided by federal law and any applicable state law) of the Issuer, or "Subordinated Bank Notes", which will be subordinated to all present and future claims of depositors and general creditors of the Issuer. Senior Bank Notes will have maturities of from 7 days to 30 years from the date of issue; Subordinated Bank Notes will have maturities of from 5 years to 30 years from the date of issue.

        Each sale of Bank Notes to any Underwriter as principal shall be in accordance with the terms of the applicable Underwriting, Purchase or Distribution Agreement (the "Underwriting Agreement"). The Notes will be issued only in book-entry form. The Notes will be represented by Global Notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC or such nominee ("Book-Entry Notes"). Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes." Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes."

        Notes which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable are referred to herein as "Original Issue Discount Notes."

        Unless otherwise indicated in the applicable Offering Circular, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Offering Circular.

        Notes which provide that amounts payable by the Issuer in respect of principal or any premium or interest on the Notes shall be determined by reference to the value, rate or price of one or more specific indices are referred to herein as "Indexed Notes." Specific information pertaining to the method for determining the principal amounts payable, a historical comparison of the value, rate or price of the specified index, indices and the face amount of the Indexed Note and certain additional tax considerations will be described in an applicable Offering Circular.

        Notes may be issued and sold pursuant to either a "best efforts" arrangement with the Underwriters or on a firm commitment basis.

        Administrative procedures and specific terms of the offering of the Notes are explained below.

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PART I. GENERAL PROCEDURES

Issue Date

        Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes issued subsequently upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

Price to Public

        Except as otherwise determined by the Issuer, each Note will be issued at 100% of the principal amount thereof.

Maturities: Minimum Purchases

        Each Note will mature on a date, specified in the Note, which will be at least seven days but not more than 30 years after its Issue Date (in the case of a Note which is a Senior Bank Note), or a date which will be not less than 5 years nor more than 30 years after its Issue Date (in the case of a Note which is a Subordinated Bank Note). The minimum aggregate principal amount of Notes which may be offered to any purchaser will be $250,000.

Interest Payments

        Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the applicable Offering Circular. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of actual number of days in the year.

        On the fifth Market Day immediately preceding each Interest Payment Date, the Issuing and Paying Agent will furnish the Issuer with the total amount of interest payments to be made on such Interest Payment Date. The Issuing and Paying Agent will provide monthly, to the issuer's Treasury Department, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The Issuing and Paying Agent will assume responsibility for withholding taxes on interest paid as required by law.

Redemption/Repayment

        If indicated in the applicable Offering Circular, and in the Book-Entry Note representing such Notes, the Notes of a particular tenor will be subject to repayment in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in such Offering Circular or Book-Entry Note. The redemption price will be set forth in the applicable Offering Circular, if any, and in the applicable Book-Entry Note.

        If indicated in the applicable Offering Circular, and in the Book-Entry Note representing such Notes, the Notes of a particular tenor will be subject to a repayment at the option of the Holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable supplement, if any, and in the applicable Book-Entry Note, the repayment date or dates and repayment price will be set forth in the applicable Offering Circular, and in the applicable Book-Entry Note.

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Acceptance of Offers

        In a "best efforts" arrangement, each Underwriter (the "Presenting Underwriter") will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Underwriter. Each Underwriter may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Presenting Underwriter.

Confirmation

        In a "best efforts" arrangement, for each accepted offer, the Presenting Underwriter will issue a confirmation, in writing to the purchaser with a copy to the Issuer's Treasury Department, setting forth the Purchase Information (as defined below) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Offering Circular referred to below.

Determination of Settlement Date

        The receipt of immediately available funds by the issuer in payment for a Note and entry by the Presenting Underwriter of an SDFS (as defined below) deliver order through DTC's Participation Terminal System to credit such Note to the account of a participant purchasing, or acting for the purchaser of, such Note, shall, with respect to such Note, constitute "settlement." All offers accepted by the Issuer will be settled on the third Market Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer to purchase.

Delivery of Offering Circular

        A copy of the Offering Circular as most recently amended or supplemented on the date of delivery thereof, including any pricing supplement (except as provided below), will be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of the SDFS deliver order through DTC's Participation Terminal System to credit a Note to the account of a participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.) The Issuer shall ensure that the Presenting Underwriter receives copies of the Offering Circular and each amendment or supplement thereto, including any pricing supplement, in such quantities and within such time limits as will enable the Presenting Underwriter to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Offering Circular shall have been supplemented solely to reflect any sale of notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive such new supplement, if any, but shall receive the Offering Circular supplemented to reflect the terms of the Notes being purchased by such purchaser (including any applicable pricing supplement) and otherwise as most recently amended or supplemented on the date of delivery of the Offering Circular.

Authenticity of Signatures

        The Issuer will cause the Issuing and Paying Agent to furnish the Underwriters from time to time with the specimen signatures of each of the Issuing and Paying Agent's officers, employees or agents who have been authorized by the Issuing and Paying Agent to authenticate Notes, but the Underwriters

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will have no obligation or liability to the Issuer or the Issuing and Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Issuing and Paying Agent on any Global Note (as defined below) representing a Book-Entry Note.

Advertising Expenses

        The Issuer will determine with the Underwriters the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

Market Day

        "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that, in the City of New York, New York and the State of California, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, and (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. All times in these procedures reflect New York City time.

Issuing and Paving Agent Not to Risk Funds

        Nothing herein shall be deemed to require the Issuing and Paying Agent to risk or expend its own funds in connection with any payment made to the Issuing and Paying Agent, the Underwriters, DTC or any Holder of a Note, it being understood by all parties that payments made by the Issuing and Paying Agent to the Issuer, the Underwriters, DTC or any Holder of a Note shall be made only to the extent that funds are provided to the Issuing and Paying Agent for such purpose.

Part II. ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

        In accordance with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Issuing and Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a customary Letter of Representations from the Issuer and the Issuing and Paying Agent to DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Form, Denominations and Registration

        All Book-Entry Notes of the same tenor and ranking and having the same Issue Date, will be represented initially by a single note (a "Global Note") in fully registered form without coupons. Book-Entry Notes will represent Notes denominated in U.S dollars. Global Notes will be issued in denomination of $250,000 and integral multiples $1,000 in excess thereof. Global Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but not for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the IPAA. The beneficial owner of a Book-Entry Note or One or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial

4

owner in such Note will be recorded through the records of such participants or through the separate records of such Participants and one or more indirect participants in DTC.

CUSIP Numbers

        The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Issuing and Paying Agent and DTC. The Issuing and Paying Agent will assign CUSIP numbers serially to Global Notes as described below under "Details for Settlement." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuing and Paying Agent has assigned to Global Notes. The Issuing and Paying Agent will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Issuing and Paying Agent and DTC.

Transfers and Exchanges for the Purpose of Consolidation

        Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by participants in DTC (the "Participants") (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

        The Issuing and Paying Agent may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any, for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Issuing and Paying Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing and Paying Agent will deliver to the CUSIP Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Issuing and Paying Agent will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchange Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Notice of Interest Payment Dates and Regular Record Dates

        To the extent then known, on the first Market Date of March, June, September, and December of each year, the Issuing and Paying Agent will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Market Day.

Payments of Principal and Interest

        (a)    Payments of Interest Only.    Promptly after each Regular Record Date, the Issuing and Paying Agent will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest

5

Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Issuing and Paying Agent the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Issuing and Paying Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Issuing and Paying Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

        (b)    Payments at Stated Maturity.    On or about the first Market Day of each month, the Issuing and Paying Agent will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Issuing and Paying Agent and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Market Day preceding the Stated Maturity of such Global Note. The Issuer will pay to the Issuing and Paying Agent, as the paying agent, the principal amount of such Global Note, together with interest due at such Stated Maturity. Upon surrender of a Global Note, the Issuing and Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Stated Maturity of a Global Note representing Book-Entry Notes is not a Market Day, the payment due on such day shall be made on the next succeeding Market Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and any interest due at the Stated Maturity of such Global Note, the Issuing and Paying Agent will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the IPAA.

        (c)    Payment upon Redemption.    The Issuing and Paying Agent will comply with the terms of the Book-Entry Notes with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Issuing and Paying Agent of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Issuing and Paying Agent shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Issuing and Paying Agent shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Issuing and Paying Agent and DTC will confirm the amounts of such principal and any premium and interest payable with respect to each such Book-Entry Note on or about the third Market Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Issuing and Paying Agent, in accordance with the terms of the IPAA, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Issuing and Paying Agent will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the amount due on the Redemption Date for such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice. If a Global Note is to be redeemed in part, the Issuing and Paying Agent will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

        (d)    Manner of Payment.    The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Issuing and Paying Agent in immediately available funds on such date available for use as of 9:30 a.m. New York City time. The Issuer will make such payment on such Global Notes by wire transfer to the Issuing and Paying Agent. The Issuer will confirm instructions regarding payment in writing to the Issuing and Paying Agent. Prior to 10:00 a.m., New York City time, on each date of Maturity of a Book-Entry Note or as soon as possible thereafter, the Issuing and Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve

6

Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on Book- Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Issuing and Paying Agent and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE ISSUING AND PAYING AGENT SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND ANY PREMIUM AND INTEREST ON THE BOOK-ENTRY NOTES.

        (e)    Withholding Taxes.    The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement

        For each offer for Book-Entry Notes accepted by the Issuer, the applicable agreement between the Issuer and the Underwriters shall provide that the Presenting Underwriter shall communicate to the Issuer's Treasury Department prior to 11:00 a.m., on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

          1.  Exact name in which the Notes are to be registered ("registered owner").

          2.  Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and any premium and interest.

          3.  Taxpayer identification number of registered owner.

          4.  Principal amount of the Notes.

          5.  Stated Maturity of the Notes.

          6.  In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

          7.  Redemption and/or repayment provisions, if any, of the Notes.

          8.  Trade date of the Notes.

          9.  Settlement date (Issue Date) of the Notes.

        10.  Presenting Underwriter's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

        11.  Price.

        12.  Original issue discount, if any.

        13.  Whether the Note is a Senior Bank Note or a Subordinated Bank Note.

        14.  Any additional applicable terms of the Notes.

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        The Issue Date of, and the settlement date for, a Book-Entry Note will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than three Market Days, the Issuer shall verify that the Issuing and Paying Agent will have adequate time to prepare and authenticate the Global Notes.

        If the initial interest rate for a Floating Rate Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the Market Day before the settlement date.

        Immediately after receiving the details for each offer for Book-Entry Notes from the Presenting Underwriter and in any event no later than 12:00 Noon on the first Market Day after the sale date (or the sale date if such sale is to be settled within one Market Day), the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Issuing and Paying Agent. Each such instruction given by the Issuer to the Issuing and Paying Agent shall constitute a continuing representation and warranty by the Issuer to the Issuing and Paying Agent and the Underwriters that (i) the issuance and delivery of such Note have been duly and validly authorized by the Issuer and (ii) such Note, when duly issued, shall constitute the valid and legally binding obligation of the Issuer.

        Immediately after receiving the Purchase Information from the Issuer and in any event no later than 2:00 P.M. on the first Market Day after the sale date (or on the sale date if such sale is to be settled within one Market Day), the Issuing and Paying Agent will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Presenting Underwriter of such CUSIP number.

        The Issuing and Paying Agent will enter a pending deposit message through DTC's Participant Terminal System, providing settlement to DTC (which shall route such information to Standard & Poor's Corporation). Standard & Poor's Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.

Settlement: Global Note Delivery and Cash Payment

        Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with applicable Officers' Certificate and verification thereof, the Issuing and Paying Agent will cause the Global Note to be completed and authenticated and hold the Global Note for delivery against payment.

        Prior to 10:00 a.m., on the Settlement Date, the Issuing and Paying Agent will enter instructions through DTC's Participant Terminal System, using the function NT II, and DTC will credit such Note to the Issuing and Paying Agent's participant account at DTC. Prior to 2:00 p.m., on the Settlement Date, the Issuing and Paying Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Issuing and Paying Agent's participant account and credit such Note to the Presenting Underwriter's participant account and (ii) debit the Presenting Underwriter's settlement account and credit the Issuing and Paying Agent's settlement account for an amount equal to the price of such Notes less such Underwriter's commission (in accordance with SDFS operating procedures in effect on the Settlement Date). The entry of such a deliver order shall constitute a representation and warranty by the Issuing and Paying Agent to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Issuing and Paying Agent is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Issuing and Paying Agent and DTC.

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        Prior to 2:00 p.m., on the Settlement Date, the Presenting Underwriter will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Presenting Underwriter's participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Underwriter for an amount equal to the price of such Note (in accordance with SDFS operating procedures in effect on the settlement date).

        Transfers of funds are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

        The Issuing and Paying Agent, upon confirming receipt of such funds, will wire transfer the amount transferred to the Issuing and Paying Agent, in funds available for immediate use, for the account of City National Bank, to such account as City National Bank shall from time to time designate in writing to the Issuing and Paying Agent.

Fails

        If settlement of a Book-Entry Note is rescheduled or canceled, the Issuer shall notify the Issuing and Paying Agent, and upon receipt of such notice, the Issuing and Paying Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect no later than 2:00 p.m., New York City time, on the Market Day immediately preceding the scheduled settlement date.

        If the Agent or Issuing and Paying Agent has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Issuing and Paying Agent shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Market Day, a withdrawal message instructing DTC to debit such Note to the Issuing and Paying Agent's participant account contains a principal amount of the Global Note representing such Note that is at least equal to all the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will mark such Global Note "canceled", make appropriate entries in the Issuing and Paying Agent's records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

        If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Underwriter may enter a deliver order through DTC's Participant Terminal System debiting such Note to the Presenting Underwriter's participant account and crediting such Note to the participant account of the Issuing and Paying Agent and shall notify the Issuing and Paying Agent and the Issuer thereof. Thereafter, the Issuing and Paying Agent, (i) will immediately notify the Issuer, once the Issuing and Paying Agent has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Underwriter an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at City National Bank, and (ii) the Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following

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Market Day. If the fail shall have occurred for any reason other than failure of the Presenting Underwriter to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Underwriter on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

        Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Issuing and Paying Agent will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

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REGISTERED		REGISTERED
CITY NATIONAL BANK
No. R-1	6-3/8% SUBORDINATED NOTE DUE 2008	CUSIP 177902 AA 1

        This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Issuing and Paying Agency Agreement.

        Unless this Note is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        This Note must be issued and held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

        THE OBLIGATION EVIDENCED BY THIS NOTE IS UNSECURED AND IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

PRINCIPAL AMOUNT:    $125,000,000

ISSUE DATE:    January 12, 1998

MATURITY DATE:    January 15, 2008

INTEREST RATE:    6-3/8% per annum

COMPUTATION PERIOD:    from January 12, 1998

INTEREST PAYMENT DATE(S):    each January 15 and July 15, commencing July 15, 1998

REGULAR RECORD DATE(S):    each January 1 and July 1

        CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the maturity date specified above (the "Maturity Date") and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to but excluding the next succeeding Interest Payment Date, on the Interest Payment Dates specified above in each year (each an "Interest Payment Date") and on the Maturity Date, semiannually in arrears at the rate per annum equal to the Interest Rate specified above (the "Interest Rate"), until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment

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Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above (the "Regular Record Date") next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom principal shall be payable; and PROVIDED, FURTHER, that the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

        If any Interest Payment Date specified on the face hereof or the Maturity Date would otherwise be a day which is not a Market Day, with respect to this Note, the payment of principal or interest may be made on the next succeeding Market Day with the same force and effect as if made on the due date therefor, and no interest shall accrue from such Interest Payment Date or Maturity Date, as the case may be, to such next succeeding Market Day.

        No interest shall accrue on any amount of principal of or interest on this Note after the due date therefor, PROVIDED that, to the extent permitted by applicable law, interest shall accrue on any amount of principal or interest not paid or duly provided for on the date due, from and including the date due, to but excluding the date paid, at the Interest Rate.

        No interest shall accrue on this Note after the Maturity Date.

        Payment of the principal of and interest on this Note will be made on each Interest Payment Date by the Issuing and Paying Agent (as defined on the reverse hereof), in U.S. dollars in immediately available funds to the Depositary or its nominee; PROVIDED, HOWEVER, that payment of the principal of and interest on this Note due on the Maturity Date will be made in U.S. dollars in immediately available funds at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, if this Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

        Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

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        IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and countersigned as of the date set forth below.

Dated: January 12, 1998

CITY NATIONAL BANK
By	/s/ FRANK P. PEKNY Authorized Signature

Attest:

RICHARD SHEEHAN, JR.
CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Issuing and Paying Agent
By	[Illegible] Authorized Signature

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QuickLinks

Exhibit 4(b)
TABLE OF CONTENTS
ARTICLE I APPOINTMENT
ARTICLE II THE NOTES
ARTICLE III THE ISSUING AND PAYING AGENT
ARTICLE IV CALCULATION OF INTEREST
ARTICLE V LIABILITY AND INDEMNIFICATION
ARTICLE VI RESIGNATION OR REMOVAL OF ISSUING AND PAYING AGENT
ARTICLE VII MISCELLANEOUS
EXHIBIT A-l TO ISSUING AND PAYING AGENCY AGREEMENT (Short-Term Fixed)
ABBREVIATIONS
EXHIBIT A-2 TO ISSUING AND PAYING AGENCY AGREEMENT (Medium-Term Floating)
EXHIBIT B-l TO ISSUING AND PAYING AGENCY AGREEMENT (Short-Term Floating)
EXHIBIT B-2 TO ISSUING AND PAYING AGENCY AGREEMENT (Medium-Term Floating)
EXHIBIT C TO ISSUING AND PAYING AGENCY AGREEMENT
Certificate of Authorized Representatives
EXHIBIT D TO ISSUING AND PAYING AGENCY AGREEMENT
ADMINISTRATIVE PROCEDURES